Exhibit 5.3
[GRAY ROBINSON LETTERHEAD]
July 13, 2009
Oxford Industries, Inc.
222 Piedmont Avenue, N.E.
Atlanta, GA 30308
Ladies and Gentlemen:
     We have acted as special Florida counsel for Viewpoint Marketing, Inc., a Florida Corporation (“VMI”) that is a wholly-owned subsidiary of Oxford Industries, Inc., a Georgia corporation (“Oxford”) with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by Oxford under the Securities Act of 1933, as amended (the “Securities Act”) of: (i) the offer and exchange (the “Exchange Offer”) by Oxford of $150,000,000.00 aggregate principal amount of its 11.375% Senior Secured Notes due 2015 (the “Initial Notes”), for new notes bearing substantially identical terms and in like principal amount (the “Exchange Notes”); and (ii) the guarantees issued pursuant to the Indenture (individually the “Guarantee” and collectively the “Guarantees”) attached to the Initial Notes of VMI and certain other subsidiaries of Oxford listed in the Registration Statement as guarantors (individually a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) of the Initial Notes and the Exchange Notes.
     The Initial Notes were issued, and the Exchange Notes will be issued, pursuant to that certain Indenture dated as of June 30, 2009, among Oxford, the Subsidiary Guarantors named on Schedule I thereto, and U.S. Bank, National Association as Trustee. The Exchange Offer will be conducted on such terms and conditions as are set forth in the prospectus contained in the Registration Statement to which this opinion is an exhibit.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Indenture; (iii) the Notation of Guarantee, dated June 30, 2009 and executed in conjunction with the Indenture by VMI in its capacity as a Guarantor (the “Notation of Guarantee”); (iv) that certain Registration Rights Agreement, by and among Oxford and the Subsidiary Guarantors party thereto, and Banc of America Securities LLC, SunTrust Robinson Humphrey, Credit Suisse Securities (USA) LLC, BB&T Capital Markets, a Division of Scott & Stringfellow LLC, Morgan Keegan & Company, Inc., and PNC Capital Markets LLC, dated as of June 30, 2009 (the “Registration Rights Agreement”); and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We also have reviewed such matters of law and examined original, certified, conformed, electronic or photographic copies of such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinion hereinafter expressed. In our review, we have assumed the genuineness of signatures on all documents submitted to us as originals and the conformity to original

Oxford Industries, Inc.
Florida Counsel Opinion
July 13, 2009
documents of all copies submitted to us as certified, conformed, electronic or photographic copies, and, as to any certificates of public officials, we have assumed the same to be accurate and to have been given properly.
As to certain matters of fact material to this opinion, we have relied to the extent we deemed appropriate, without independent verification, upon: (i) certificates of officers of Oxford, VMI, the other Subsidiary Guarantors and the Trustee; and (ii) the representations and warranties of Oxford, VMI, the other Subsidiary Guarantors and the Trustee contained in the Indenture and the Registration Rights Agreement, or otherwise provided to us. We have made no other independent investigation with respect to any factual matters set forth in the Indenture, the Registration Rights Agreement or the Registration Statement, and we have assumed and have relied totally upon the truth, accuracy and completeness of all such matters as are set forth therein, including without limitation, the following:
          (a) Each of the parties to the Indenture and the Registration Rights Agreement, other than VMI and Oxford, has duly and validly executed and delivered the Indenture and the Registration Rights Agreement to which such party is a signatory, and such party’s obligations as set forth in the Indenture and the Registration Rights Agreement are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;
          (b) Each person executing the Indenture and the Registration Rights Agreement, other than VMI and Oxford, whether individually or on behalf of an entity, is duly authorized to do so;
          (c) Each natural person executing the Indenture and the Registration Rights Agreement is legally competent to do so;
          (d) All signatures of parties on the Indenture and the Registration Rights Agreement are genuine;
          (e) The parties to the Indenture, the Notation of Guarantee, and the Registration Rights Agreement, and their successors and assigns will: (i) act in good faith and in a commercially reasonable manner in the exercise of any rights or enforcement of any remedies under the Indenture, the Notation of Guarantee, and the Registration Rights Agreement; (ii) not engage in any conduct in the exercise of such rights or enforcement of such remedies that would constitute other than fair dealing; and (iii) comply with all requirements of applicable procedural and substantive law in exercising any rights or enforcing any remedies under the Indenture, the Notation of Guarantee, and the Registration Rights Agreement; and
          (f) The exercise of any rights or enforcement of any remedies under the Indenture, the Notation of Guarantee, or the Registration Rights Agreement would not violate any federal law or the laws of any state or local government outside the State of

Oxford Industries, Inc.
Florida Counsel Opinion
July 13, 2009
Florida, be unconscionable, result in a breach of the peace or otherwise be contrary to public policy.
          In connection with this opinion, we also have assumed that when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Registration Rights Agreement: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; and (ii) the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement to constitute valid and binding obligations of Oxford enforceable against Oxford and the Subsidiary Guarantors in accordance with their terms.
          Based upon the Registration Statement and the prospectus included therein, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that VMI’s Guarantee of the Exchange Notes has been duly authorized.
               The opinion expressed herein is limited exclusively to the laws of the State of Florida, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion of Florida counsel as Exhibit 5.3 to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
     This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent except that King & Spalding LLP, as counsel for Oxford, may rely upon this opinion as if it were addressed directly to them.

Respectfully, GRAY ROBINSON, P.A.
/s/ Richard M. Blau, Esq
Richard M. Blau, Esq.
for the Firm

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